Exhibit 99.1




                  Certification Required by 18 U.S.C. Sec. 1350
                (Section 906 of the Sarbanes - Oxley Act of 2002)
                ------------------------------------------------



         In connection with the filing by Senior Housing Properties Trust (the "Company") of the Quarterly Report on Form 10-Q for the period ending September 30, 2002 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934. And

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/Barry M. Portnoy                                  /s/David J. Hegarty
Barry M. Portnoy                                     David J. Hegarty
Managing Trustee                                     President and Chief
                                                     Operating Officer


/s/ Gerard M. Martin                                 /s/ John R. Hoadley
Gerard M. Martin                                     John R. Hoadley
Managing Trustee                                     Treasurer and Chief
                                                     Financial Officer